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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                CERES GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         34-1017531
(State of incorporation)                   (I.R.S. Employer Identification No.)

  17800 ROYALTON ROAD, CLEVELAND, OHIO                       44136
(Address of Principal Executive Offices)                   (Zip Code)

                CERES GROUP, INC. 1998 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Kathleen L. Mesel, Esq.
                                 General Counsel
                                Ceres Group, Inc.
                               17800 Royalton Road
                               Cleveland, OH 44136
                                  440/572-2400
                        (Name, address, telephone number,
                    including area code of agent for service)

                                           Calculation of Registration Fee


 Title of securities to       Amount to be        Proposed maximum       Proposed maximum           Amount of
     be registered             registered        offering price per     aggregate offering      registration fee
                                                      share(1)               price(1)
 ----------------------       ------------        ----------------       ----------------           ---------
Common Stock,                   279,000 shares          $8.25               $2,301,750
$.001 par value

                                 59,000 shares          $6.25                $ 368,750               $638.25

Plan Interests               Indeterminate (2)

(1) Based on the actual exercise price of outstanding options under Registrant's 1998 Employee Stock Option Plan.

(2) In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Ceres Group, Inc. 1998 Employee Stock Option Plan, pursuant to Rule 428(b)(1) issued by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Ceres Group, Inc., a Delaware corporation (the "Company"), with the Commission are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Prospectus, dated December 20, 2001 (File No. 333-59784), which was filed with the Commission pursuant to Rule 424(b);

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

          (b) The description of the Company's common stock contained in its Registration Statement on Form 10 dated May 6, 1977 (File No. 0-8483) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The updating of the description of the Company's common stock following the change of its state of incorporation from Ohio to Delaware as set forth in the Company's Form 8-K (Reg. No. 0-8483), filed with the Commission on December 9, 1998.

         All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.



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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Certain provisions of the Delaware General Corporation Law, the Company's Certificate of Incorporation and contracts provide that in certain cases, officers and directors of the Company will be indemnified by the Company against certain costs, expenses and liabilities which such officer or director may incur in his or her capacity as such. The Company maintains an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers of the Company with respect to certain matters that are not covered by the Company's indemnification obligations. Accordingly, the liability of such persons may be affected as a result thereof.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1      Ceres Group, Inc. 1998 Employee Stock Option Plan(1)

4.2      Certificate of Incorporation of the Company(2)

4.3 Certificate of Amendment of the Certificate of Incorporation of the Company(3)


--------

         1 Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-59784), as filed with the Commission on April 27, 2001.

         2 Incorporated by reference to the Company's Form 8-K (Reg. No. 0-8483), as filed with the Commission on December 9, 1998.

         3 Incorporated by reference to the Company's Form 8-K (Reg. No. 08483), as filed with the Commission on August 9, 2000.


                                      II-2

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5.1      Opinion of Kohrman Jackson & Krantz P.L.L.

23.1     Consent of Ernst & Young LLP

23.3 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1 Reference is made to the Signatures section of this Registration Statement for the power of attorney contained therein

ITEM 9.  UNDERTAKINGS

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective Amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the



                                      II-3

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Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


                                      II-4

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 20, 2001.

                                    CERES GROUP, INC.

                                    By:     /s/ Peter W. Nauert
                                           ------------------------------------
                                           Peter W. Nauert, Chairman, President
                                           and CEO

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathleen L. Mesel his or her true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                    NAME                                              TITLE                                     DATE

                                                             Chairman, President and
/s/ Peter W. Nauert                                          Chief Executive Officer                     December 20, 2001
-----------------------------------                     (Principal Executive Officer)
Peter W. Nauert

                                                            Executive Vice President,
 /s/ Charles E. Miller, Jr.                           Chief Financial Officer and Treasurer              December 20, 2001
-----------------------------------                (Principal Financial and Accounting Officer)
Charles E. Miller, Jr.

 /s/ Andrew A. Boemi                                                 Director                            December 20, 2001
-----------------------------------
Andrew A. Boemi

 /s Michael A. Cavataio                                              Director                            December 20, 2001
----------------------------------
Michael A. Cavataio

 /s/ Bradley E. Cooper                                               Director                            December 20, 2001
-----------------------------------
Bradley E. Cooper

 /s/ Susan S. Fleming                                                Director                            December 20, 2001
-----------------------------------
Susan S. Fleming



 /s/ Rodney L. Hale
-----------------------------------                                  Director                            December 20, 2001
Rodney L. Hale

 /s/ Robert J. Lunn
-----------------------------------                                  Director                            December 20, 2001
Robert J. Lunn

 /s/ William J. Ruh                                                  Director                            December 20, 2001
-----------------------------------
William J. Ruh

 /s/ Robert A. Spass                                                 Director                            December 20, 2001
-----------------------------------
Robert A. Spass

                                      II-6


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                                  EXHIBIT INDEX

4.1      Ceres Group, Inc. 1998 Employee Stock Option Plan(1)

4.2      Certificate of Incorporation of the Company(2)

4.3 Certificate of Amendment of the Certificate of Incorporation of the Company(3)

5.1      Opinion of Kohrman Jackson & Krantz P.L.L.

23.1     Consent of Ernst & Young LLP

23.3 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

----------

         1 Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-59784), as filed with the Commission on April 27, 2001.

         2 Incorporated by reference to the Company's Form 8-K (Reg. No. 0-8483), as filed with the Commission on December 9, 1998.

         3 Incorporated by reference to the Company's Form 8-K (Reg. No. 08483), as filed with the Commission on August 9, 2000.


                                      II-7